Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 9, 2022, relating to the financial statements of SkyWater Technology, Inc., appearing in the Annual Report on Form 10-K of SkyWater Technology, Inc. for the year ended January 2, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
August 19, 2022